SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

December 28, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for GlobalPayNet Holdings Inc. (the "Company") and has reviewed the quarterly financial statements through June 30, 2009. Effective December 23, 2009, we were dismissed from the Company as principal accountants. We have read the Company's statements included its Form 8-K Item 4.01 dated December 23, 2009, and we agree with such statements as they pertain to us contained therein.

We can not confirm or deny the appointment of Li & Company PC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Sincerely,

Seale and Beers, CPAs

December 28, 2009

CC:

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F. Street N. E.

Washington, DC. 20549

202-772-9252-Fax

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

Monday, December 28, 2009

Global PayNet Holdings, Inc.

701 Fifth Ave., Suite 4200

Seattle, WA 98104

This letter is to confirm that the client-auditor relationship between GlobalPayNet Holdings, Inc. (Commission File Number 000-51769) and Seale and Beers, CPAs has ceased.

Sincerely,

Seale and Beers, CPAs

cc: Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth St. NW

Washington, DC 20549

Via fax: 202-772-9252

Or 202-772-9251

50 S. JONES BLVD. SUITE 202, LAS VEGAS, NV 89107 PHONE: (888)727-8251 FAX: (888)782-2351